GREENBERG
                                Attorneys At Law
                                     TRAURIG

                             Greenberg Traurig, LLP
                            2050 One Commerce Square
                               2005 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 988-7800


Direct Dial: (215) 988-7837
                                                     August 30, 2000

New Century Portfolios
20 William Street
Wellesley, MA  02481

         Re: New Century Portfolios (f/k/a Weston Portfolios) Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

         We have examined the Declaration of Trust (the "Declaration") of New Century Portfolios (the "Trust") formerly known as Weston Portfolios, a business trust organized under the laws of the Commonwealth of Massachusetts on February 26, 1990, the By-Laws of the Trust, and the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust, all as amended to date, and the various pertinent proceedings we deem material. We have also examined the Notification of Registration and the Registration Statement (the "Registration Statement") filed by the Trust's predecessor corporation, (Weston Portfolios, Inc., a Maryland Corporation) under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), aSadopted by the Trust and all as amended to date, as well as other items we deem material to this opinion.

         The Trust is authorized by the Declaration to issue an unlimited number of shares of beneficial interest with a par value of $0.01, in one or more sub-Trusts, and in such classes as the Trustees shall authorize. The Declaration designates, or authorizes the Trustees to allocate, shares of beneficial interest to each such sub-Trust or class. The Declaration also empowers the Trustees to designate any additional series or classes and to allocate shares to such series or classes.

         The Trust has adopted the Registration Statement filed with the U.S. Securities and Exchange Commission (the "Commission"), which Registration Statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Rule 24f-2 under the



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Investment Company Act. You have advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

         You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with
Section 5(b) of the Securities Act.

         Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the Commonwealth of Massachusetts, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Agreement, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Agreement and the laws of the Commonwealth of Massachusetts.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, and any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                             Very truly yours,

                             GREENBERG, TRAURIG, LLP

                             By:      /S/ STEVEN M. FELSENSTEIN
                                      Steven M. Felsenstein